Exhibit 99.1

Dyadic's Executive Officers and Key Employees Announce Their Resignation

JUPITER, Fla. – June 5, 2008 – Dyadic International, Inc. (the "Company") announced today that, on May 30, 2008, the Company received notice from all of its executive officers and certain key employees of their resignation from the Company effective June 20, 2008 upon the earlier to occur of the election of directors at the Company's annual stockholders meeting and 3:00 p.m. on such date (the "Effective Time").  In this regard, (i) Wayne Moor, Chief Executive Officer, President and a member of the Company's Board of Directors and Executive Committee of the Board, tendered his written resignation to become effective at the Effective Time, and (ii) Lisa De La Pointe, Chief Financial Officer and Executive Vice President, Alexander (Sasha) Bondar, Chief Business Officer and Executive Vice President, Kent M. Sproat, Executive Vice President, Manufacturing, Daniel Michalopoulos, Senior Vice President, Research and Development, and Charles W. Kling IV, Senior Vice President, Sales and Marketing (collectively, the "Senior Managers") provided written notice of their resignations from the Company effective at the Effective Time.  All of such persons have indicated their commitment to continue to work for the Company, and to assist in facilitating a smooth and orderly transition, through the Effective Time.

In connection with their resignations, the Senior Managers all cited Mark A. Emalfarb's return to (and anticipated re-employment by) the Company as their reason for resigning, and allege that they have been constructively terminated without cause and thus are entitled to certain severance and other payments under their employment agreements.  On June 5, 2008, the Company's outside counsel sent a letter to the Senior Managers' counsel responding to the resignation letters submitted by the Senior Managers and, among other things, disputing the Senior Managers' claim of constructive termination.

On June 5, 2008, the Company filed with the Securities and Exchange Commission (the "SEC") a Current Report on Form 8-K, which includes copies of the above referenced resignation notices submitted by Wayne Moor and the Senior Managers, as well as a copy of the Company's response letter (from the Company's outside counsel) regarding the resignation letters submitted by the Senior Managers.

As previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on May 13, 2008, the Company is no longer required to file reports (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) with the SEC for at least the remainder of the fiscal year ending December 31, 2008 and until such time (if ever) that the Company has 300 or more holders of record of its common stock at the beginning of any fiscal year in the future.  Notwithstanding the foregoing, the Company currently intends to continue, when and if it deems appropriate – through the filing of Form 8-K Current Reports and/or the issuance of press releases – to inform its stockholders of the occurrence of events that the Company deems to be important to its stockholders.

About Dyadic

Dyadic International, Inc. is a biotechnology company that uses its patented and proprietary technologies to conduct research and development activities for the discovery, development, and manufacture of products and enabling solutions to the bioenergy, industrial enzyme and pharmaceutical industries.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release are "forward-looking statements."  These forward-looking statements involve risks and uncertainties that could cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of these risks and uncertainties, please see the Company's filings from time to time with the Securities and Exchange Commission, which are available free of charge on the SEC's web site at http://www.sec.gov, including the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, and the Company's subsequent filings with the SEC.  Except as required by law, the Company expressly disclaims any intent or obligation to update any forward-looking statements.

Contact:

Neil Berkman
Berkman Associates
Investor Relations Counsel to Dyadic International, Inc., 310-826-5051
info@berkmanassociates.com